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                                                                   EXHIBIT 10.18

                                    EXHIBIT D

                              EMPLOYMENT AGREEMENT
              PRESIDENT AND CHIEF OPERATING OFFICER-JOSEPH TRUNGALE

As an inducement to accept the position offered on February 4, 2004, an employment arrangement was reached. Terms of the arrangement are 1 YEAR SALARY IF TERMINATION IS "NOT FOR CAUSE".

"Cause" is defined as refusing or neglecting to perform the duties or meet the requirement of the position (as agreed upon by the Chairman and the Chief Operating Officer), evidence of incompetence for the position; significant negative impact on the business as a result of action(s) or lack of action(s) taken; engaging in conduct which violates or shows a disregard for the company's policies; engaging in unlawful or improper conduct, gross insubordination, or gross misconduct, during working or nonworking hours, which affects the President and Chief Operating Officer's relationship with TRC or which may adversely affect TRC.